EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September __, 2001, relating to the consolidated financial statements and financial statement schedule, which appears in Fonar Corporation's Annual Report on Form 10-K for the year ended June 30, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


[To be filed by amendment]

New York, New York
September __, 2001